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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): February 27, 2002



                            IMPERIAL SUGAR COMPANY
            (Exact name of registrant as specified in its charter)



           TEXAS                      1-10307                    74-0704500
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)



                     ONE IMPERIAL SQUARE
                         P. O. BOX 9
                      SUGAR LAND, TEXAS                      77487
           (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code: (281) 491-9181
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Item 2 - Acquisition or Disposition of Assets

     On February 13, 2002, Imperial Sugar Company sold its 100% owned subsidiary Michigan Sugar Company and its subsidiary, Great Lakes Sugar Company, to a grower-owned cooperative, Michigan Sugar Beet Growers, Inc. for $45.0 million, plus the assumption of $18.5 million of debt. Imperial received $29.0 million in cash at the closing, and will receive $16.0 million in deferred payments. Michigan Sugar Company operates four beet sugar processing factories in Michigan. Prior to the sale, the Michigan factories to the cooperative, and managed and operated the factories. Imperial will continue to market all refined sugar products for Michigan sugar under an exclusive ten-year marketing agreement.

     On February 13, 2002, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.


Item 7 - Financial Statements, Pro Forma Financial Information & Exhibits

     (a)  Press Release
     (b)  Amended Stock and Asset Purchase Agreement
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IMPERIAL SUGAR COMPANY



Date: February 27, 2002            By: /s/ J. Chris Brewster
                                       ---------------------
                                       J. Chris Brewster
                                       Managing Director and
                                       Chief Financial Officer
                                       (Principal Financial Officer)